EXHIBIT 99.1

Citizens Community Bancorp, Inc. Earns $1.1 million For Fourth Fiscal Quarter 2018;
Fiscal Year 2018 Earnings Were Up 71% Compared to Fiscal 2017 Earnings;
United Bank Acquisition Completed on October 19, 2018.

EAU CLAIRE, WI, October 26, 2018 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported earnings of $1.10 million, or $0.10 per diluted share in the fourth quarter of fiscal 2018 ("Q4 fiscal 2018"), compared to $503,000, or $0.08 per diluted share, in the third fiscal quarter. The Q4 fiscal 2018 operations reflected higher net interest income, higher non-interest income and lower non-interest expense relative to the prior quarter. For fiscal year ended September 30, 2018, earnings increased 71% to $4.28 million, or $0.58 per diluted share from $2.50 million, or $0.46 per diluted share for the fiscal year ended September 30, 2017.
Net income as adjusted (non-GAAP)1 was $1.50 million, or $0.12 per diluted share for Q4 fiscal 2018 compared to $731,000, or $0.14 per diluted shares for Q4 fiscal 2017. Net income as adjusted (non-GAAP)1 excludes merger and branch closure expenditures, insurance and legal settlements received, and the net impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act") which are itemized on the accompanying financial table "Reconciliation of GAAP Net Income (Loss) and Net Income as Adjusted (non-GAAP)1".
“We closed the United Bank acquisition on October 19th which will enhance the composition of core community banking loans and increase our market presence in Eau Claire and the Chippewa Valley markets. We expect to report assets in excess of $1.2 billion next quarter and rank second in market presence in Eau Claire County as measured by deposits,” said Stephen Bianchi, President and Chief Executive Officer. "The combination of two independent financial institutions will be better positioned to provide enhanced product lines and services along with knowledge and resources to our customers."
"Though the total loan portfolio was flat for the quarter, core community bank loans continued to grow in the 4th quarter as expected. The legacy indirect and one-to-four family loans continued the planned runoff. Over the past two years, legacy indirect and one-to-four family loans have declined from 62.0% of gross loans to 36.0% of gross loans at the end of fiscal 2018. This change in loan composition is a result of recent mergers as well as a focused effort by our lending team equipped with better resources, knowledge and incentives to provide the borrowing needs of the communities we serve," Mr. Bianchi stated.
Q4 Fiscal 2018 Financial Highlights: (at or for the periods ended September 30, 2018, compared to September 30, 2017 and /or June 30, 2018)

•
Net income totaled $1.1 million, or $0.10 per diluted share in Q4 fiscal 2018, compared to $503,000, or $0.08 per diluted share in Q3 fiscal 2018 and a loss of $458,000, or ($0.08) per diluted share a year ago. Higher net interest and non-interest income, as well as lower non-interest expense more than offset higher tax provisions for the quarter.

1Net income as adjusted, previously referred to as Core Earnings, is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Net Income (Loss) and Net Income as Adjusted (non-GAAP)".

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Net interest margin (NIM) increased slightly to 3.45% for the current quarter, compared to 3.40% for Q3 fiscal 2018 and 3.29% a year earlier. This increase is primarily due to the full quarter impact of our June 2018 preferred stock issuance.

•
Non-interest income totaled $2.0 million in Q4 fiscal 2018 compared to $1.8 million the prior quarter and $1.4 million one year earlier. The increase was a result of higher income from service charges on deposit accounts and loan fees/service charges.

•
Total non-interest expense for Q4 fiscal 2018 of $7.64 million was lower compared to Q3 fiscal 2018 at $7.87 million. The decrease was related to lower compensation and benefit expenses, lower professional fees and lower losses on the sale of repossessed assets.

•
The effective tax rate increased to 40.1% for Q4 fiscal 2018 compared to 30.4% the previous quarter. The higher rate, relative to statutory rates, was due in part to certain non-deductible merger related expenses, as well as tax adjustments related to the prior year acquisition, when the Company's federal and state income tax returns for the fiscal year ended September 30, 2017 were completed. In addition, the Company finalized the analysis of the impact of the Tax Cuts and Jobs Act (the "Tax Act") and determined an additional $63,000 of tax expense was necessary to properly value the deferred tax asset.

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Non-performing assets declined to 1.14% for Q4 fiscal 2018 compared to 1.31% the previous quarter and 1.49% one year earlier. The decline reflects the sale of foreclosed and repossessed assets which declined from $5.4 million the previous quarter to $2.8 million at Q4 fiscal 2018.

•
Total assets, total deposits and total loans were relatively flat over the most recent quarter relative to the prior quarter at $975 million, $747 million and $752 million, respectively. Core Community Banking portfolio loans increased to $488.4 million at Q4 fiscal 2018 compared to $475.8 million one quarter earlier and $391.8 million one year earlier.

As a result of the conversion of preferred stock to common stock on September 28, 2018, the Company's tangible common equity at September 30, 2018 increased to $120.6 million compared to $58.5 million one quarter earlier. The Company's capital ratios will decline in the next quarter reflecting the impact of the United Bank acquisition. All capital ratios are expected to exceed regulatory guidelines for a well-capitalized financial institution.

Bank and Company capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2018:

	Citizens Community Federal N.A.	Citizens Community Bancorp, Inc.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.1%	19.8%	10.0%
Tier 1 capital (to risk weighted assets)	12.2%	16.8%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.2%	16.8%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.2%	12.7%	5.0%

Balance Sheet and Asset Quality Review
Total assets were $975.4 million at September 30, 2018, compared to $975.1 million at June 30, 2018, and $940.7 million at September 30, 2017. Loan balances declined slightly from the linked quarter primarily due to the planned runoff of the Legacy loan portfolio consisting of indirect paper and one-to-four family loans. Total net loans were $752.5 million at September 30, 2018 compared to $754.6 million at June 30, 2018 and $727.1 million one year earlier. At September 30, 2018, total gross Community Banking portfolio loans, consisting of commercial, agricultural and consumer loans, were $488.4 million, or 64.0% of gross loans while gross Legacy portfolio indirect paper and one-to-four family loans totaled $274.3 million, or 36.0%. Gross commercial and agricultural real estate secured loans total $353.0 million or 72.3% of the total Community Banking loan portfolio, or a 3.7% increase relative to Q3 fiscal 2018. The commercial real estate portfolio includes a large single $8.2 million bridge loan which was expected to be repaid before our fiscal year-end but will be repaid in our next quarter. During the current year, the Community Banking portfolio increased $96.6 million or 24.7%, while the Legacy loan portfolio planned runoff was $70.6 million or a 20.5% reduction in the loan balances during the current year.

The allowance for loan and lease losses increased in Q4 fiscal 2018 to $6.7 million, representing 0.89% of total loans, compared to $6.5 million and 0.85% of total loans at June 30, 2018. Net charge offs were $160,000 for Q4 fiscal 2018 compared to $79,000 for Q3 fiscal 2018.

Nonperforming assets declined to $11.1 million, or 1.14% of total assets at September 30, 2018 compared to $12.7 million, or 1.31% of total assets at June 30, 2018. The decrease was primarily the result of sales of foreclosed and repossessed assets during the quarter. Foreclosed and repossessed assets declined to $2.8 million at September 30, 2018 from $5.4 million at June 30, 2018.

Deposits totaled $746.5 million at September 30, 2018, compared to $744.5 million at June 30, 2018, and $742.5 million at September 30, 2017. Certificate of deposits increased to $313.1 million at September 30, 2018 from $297.5 million at June 30, 2018 as the rising interest rate environment has compelled more customers to switch from money market and interest-bearing demand deposits to certificate accounts. Noninterest-bearing deposits also increased to $87.5 million at September 30, 2018 from $82.1 million at June 30, 2018 due in part to new customer relationships associated with the increased commercial lending.

Federal Home Loan Bank ("FHLB") advances increased to $63.0 million at September 30, 2018, compared to $58.0 million at June 30, 2018. Other borrowings decreased to $24.6 million at September 30, 2018 from $29.0 million one quarter earlier, as the Company modestly reduced higher cost holding company debt with proceeds from the preferred stock offering.

On September 25, 2018, the Company received shareholder approval to issue common stock upon the conversion of the Company’s 8.00% Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock. As a result, on September 28, 2018, total common shares outstanding increased to 10,913,853 shares. The Company’s tangible book value per share (non-GAAP) increased to $11.05 per share from $9.89 per share at June 30, 2018. Tangible common equity (non-GAAP) as a percent of tangible assets (non-GAAP) increased to 12.56% from 6.51% at June 30, 2018, due to the conversion of preferred equity to common equity subsequent to shareholder approval. These capital ratios will decrease as a result of the closing of the United Bank acquisition.

As a result of this conversion, common shares outstanding increased 5,000,000 shares on September 28, 2018 and had a time weighted impact on fully diluted shares calculations. In the next quarter, shares used to compute fully diluted shares will include the full quarter impact of these outstanding common shares.

“Our tangible common book value and all capital ratios include the impact of the conversion of preferred stock to common shares at the end of September 2018, but do not include the impact of the October 19 closing of the United Bank acquisition,” said Jim Broucek, Chief Financial Officer.   “We will incur some transition costs next quarter as we re-align our personnel and incur professional fees associated with the transaction.   Earnings from the United

Bank acquisition will offset a portion of these expenses.  In the following quarter, we anticipate expenses associated with converting the core data processing system to our platform in February 2019,” Broucek continued.

Review of Operations

Net interest income was $7.9 million for Q4 fiscal 2018, compared to $7.5 million for Q3 fiscal 2018 and $6.2 million one year earlier. For the fiscal year ended September 30, 2018, net interest income was $30.3 million compared to $22.3 million for the fiscal year ended September 30, 2017. The net interest margin (“NIM”) increased to 3.45% for Q4 fiscal 2018 compared to 3.40% one quarter earlier and 3.29% for the like quarter one year earlier.

Loan yields increased to 4.95% for Q4 fiscal 2018 compared to 4.87% one quarter earlier and 4.59% for Q4 fiscal 2017. Meanwhile, deposit costs increased to 0.99% for Q4 fiscal 2018 from 0.86% one quarter earlier and 0.77% for Q4 fiscal 2017. Costs on the FHLB and other borrowings increased to 3.14% for Q4 fiscal 2018 from 3.01% one quarter earlier and 2.12% for the quarter ended Q4 2017. For the fiscal year ended September 30, 2018, the NIM increased to 3.42% from 3.31% for the fiscal year ended September 30, 2017.
For Q4 fiscal 2018, $450,000 of provision for loan losses was recorded, reflecting organic loan growth and the impact of modest higher charge offs, which was equivalent to two basis points of the loan portfolio in the quarter. Total provisions for loan losses for the fiscal year ended September 30, 2018 was $1.3 million compared to $319,000 for the fiscal year ended September 30, 2017.
Total non-interest income was $1.99 million for Q4 fiscal 2018 compared to $1.77 million for Q3 fiscal 2018 and $1.39 million for Q4 fiscal 2017. The higher level of non-interest income primarily relates to higher income from service charges on deposit accounts, loan servicing income and loan fees/service charges primarily due to the full year impact of the Wells Financial Corp ("Wells") acquisition. For the fiscal year ended September 30, 2018, non-interest income totaled $7.37 million compared to $4.75 million for the fiscal year ended September 30, 2017.

Total non-interest expense was $7.64 million for Q4 fiscal 2018 compared to $7.87 million for Q3 fiscal 2018 and $7.91 million for Q4 fiscal 2017. Total non-interest expense for the fourth quarter reflects lower compensation and benefit expenses and lower professional fees. For the fiscal year ended September 30, 2018, total non-interest expenses totaled $29.76 million compared to $22.88 million for the fiscal year ended September 30, 2017. The higher expenses for the fiscal 2018 period relate to increased costs associated with the full year impact of the Wells acquisition completed on August 18, 2017 and higher staffing levels to support growth.

Provisions for income taxes were $736,000 for Q4 fiscal 2018 compared to $220,000 for Q3 fiscal 2018 and a tax benefit of $207,000 for Q4 fiscal 2017. The effective tax rate for Q4 fiscal 2018 was 40.1% compared to 30.4% one quarter earlier. The higher effective tax rate for Q4 fiscal 2018 was partially the result of tax non-deductible expenses related to the proposed United Bank acquisition and the true-up of the Company's tax position. For the fiscal year ended September 30, 2018, the effective tax rate was 35.2% compared to 34.6% for the fiscal year ended September 30, 2017. The fiscal year ended September 30, 2018, was impacted by the revaluation of net deferred tax assets in the first and fourth quarters of fiscal 2018 and the tax impact of non-deductible acquisition costs. The Tax Act, enacted on December 22, 2017, reduces the corporate Federal income tax rate for the Company from 34% to 24.5% in fiscal 2018 and 21% in fiscal 2019. Additionally, the Tax Act made other changes to U.S. corporate income tax laws.

In Q1 fiscal 2018, we performed a preliminary analysis of the impact as a result of the Tax Act based on the information available at the time. In Q4 fiscal 2018, based on updated information obtained in connection with the filing of our tax return and analysis of deferred charges both from the return and 2018 tax provisions, we finalized the tax analysis and recorded an additional $63,000 of expense, or a net increase in our tax provision for the year of $338,000 related to the Tax Act.

On September 25, 2018, the Board of Directors of Citizens Community Bancorp, Inc. adopted a resolution to change the Company’s fiscal year end from September 30 to December 31, commencing December 31, 2018. In addition, on September 25, 2018, the Board of Directors of the Bank, a wholly-owned subsidiary of the Company, also adopted resolutions to amend the Bank’s bylaws to change the Bank’s fiscal year end from September 30 to December 31, commencing December 31, 2018. The Company intends to file a transition report on Form 10-K/T covering the transition period from October 1, 2018 to December 31, 2018.

The Company expects to incur approximately $500,000 in administrative, accounting and legal expenses in connection with its change in fiscal year.

These financial results are preliminary until the Form 10-K is filed in December 2018.

About the Company

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, serving customers in Wisconsin, Minnesota and Michigan through 27 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The Company’s recent acquisition of United Bank and its merger with the Bank, expands its market share in Wisconsin and added six branch locations.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; the risk that the acquisition of United Bank may be more difficult, costly or time consuming or that the expected benefits are not realized; difficulties and delays in integrating the acquired business operations or fully realizing cost savings and other benefits; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or the Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; risks posed by acquisitions and other expansion opportunities; changes in federal or state tax laws; litigation risk; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission ("SEC") on December 13, 2017 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Non-GAAP measures eliminate the impact of certain one-time expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees and the net impact of the Tax Cuts and Jobs Act of 2017. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.
Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2018	June 30, 2018	September 30, 2017
Assets
Cash and cash equivalents	$34,494	$27,731	$41,677
Other interest bearing deposits	7,180	8,160	8,148
Securities available for sale "AFS"	118,482	119,702	95,883
Securities held to maturity "HTM"	4,619	4,809	5,453
Non-marketable equity securities, at cost	7,218	6,862	7,292
Loans receivable	759,247	761,087	732,995
Allowance for loan losses	(6,748)	(6,458)	(5,942)
Loans receivable, net	752,499	754,629	727,053
Loans held for sale	1,917	1,778	2,334
Mortgage servicing rights	1,840	1,841	1,886
Office properties and equipment, net	10,034	9,947	9,645
Accrued interest receivable	3,600	3,306	3,291
Intangible assets	4,805	4,966	5,449
Goodwill	10,444	10,444	10,444
Foreclosed and repossessed assets, net	2,768	5,392	6,017
Bank owned life insurance	11,661	11,581	11,343
Other assets	3,848	3,922	4,749
TOTAL ASSETS	$975,409	$975,070	$940,664
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$746,529	$744,536	$742,504
Federal Home Loan Bank advances	63,000	58,000	90,000
Other borrowings	24,619	29,059	30,319
Other liabilities	5,414	8,264	4,358
Total liabilities	839,562	839,859	867,181
Stockholders’ equity:
Preferred stock - $0.01 par value, $130.00 per share liquidation, 1,000,000 shares authorized, 0; 500,000; 0 shares issued and outstanding, respectively	—	61,289	—
Common stock— $0.01 par value, authorized 30,000,000; 10,913,853; 5,914,379; and 5,888,816 shares issued and outstanding, respectively	109	59	59
Additional paid-in capital	125,063	63,850	63,383
Retained earnings	14,003	12,904	10,764
Unearned deferred compensation	(622)	(716)	(456)
Accumulated other comprehensive loss	(2,706)	(2,175)	(267)
Total stockholders’ equity	135,847	135,211	73,483
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$975,409	$975,070	$940,664
Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest and dividend income:
Interest and fees on loans	$9,414	$8,865	$7,194	$35,539	$25,826
Interest on investments	948	905	576	3,357	2,052
Total interest and dividend income	10,362	9,770	7,770	38,896	27,878
Interest expense:
Interest on deposits	1,659	1,432	1,095	5,543	4,299
Interest on FHLB borrowed funds	323	412	217	1,310	717
Interest on other borrowed funds	440	446	286	1,740	594
Total interest expense	2,422	2,290	1,598	8,593	5,610
Net interest income before provision for loan losses	7,940	7,480	6,172	30,303	22,268
Provision for loan losses	450	650	319	1,300	319
Net interest income after provision for loan losses	7,490	6,830	5,853	29,003	21,949
Non-interest income:
Service charges on deposit accounts	489	413	368	1,792	1,433
Interchange income	338	338	214	1,284	789
Loan servicing income	368	337	175	1,379	380
Gain on sale of mortgage loans	234	226	196	943	686
Loan fees and service charges	164	116	20	521	438
Insurance commission income	180	187	122	720	122
Settlement proceeds	—	—	—	—	283
Gains (losses) on available for sale securities	—	4	82	(17)	111
Other	216	146	214	748	509
Total non-interest income	1,989	1,767	1,391	7,370	4,751
Non-interest expense:
Compensation and benefits	3,778	3,840	3,233	14,979	10,862
Occupancy	776	733	584	2,975	2,780
Office	468	407	426	1,715	1,204
Data processing	771	720	650	2,928	2,052
Amortization of intangible assets	161	161	100	645	219
Amortization of mortgage servicing rights	85	84	39	335	39
Advertising, marketing and public relations	265	185	302	745	545
FDIC premium assessment	121	94	69	472	300
Professional services	577	735	860	2,323	2,078
Loss on repossessed assets, net	71	450	48	535	32
Other	571	465	1,598	2,112	2,767
Total non-interest expense	7,644	7,874	7,909	29,764	22,878
Income before provision for income taxes	1,835	723	(665)	6,609	3,822
Provision (benefit) for income taxes	736	220	(207)	2,326	1,323
Net income (loss) attributable to common stockholders	$1,099	$503	$(458)	$4,283	$2,499
Per share information:
Basic earnings (loss)	$0.18	$0.09	$(0.08)	$0.72	$0.47
Diluted earnings (loss)	$0.10	$0.08	$(0.08)	$0.58	$0.46
Cash dividends paid	$—	$—	$—	$0.20	$0.16
Book value per share at end of period	$12.45	$12.50	$12.48	$12.45	$12.48
Tangible book value per share at end of period (non-GAAP)	$11.05	$9.89	$9.78	$11.05	$9.78
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income (Loss) and Net Income as Adjusted (non-GAAP):

	Three Months Ended			Twelve Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP earnings (loss) before income taxes	$1,835	$723	$(665)	$6,609	$3,822
Merger related costs (1)	131	228	1,517	463	1,860
Branch closure costs (2)	2	16	255	26	951
Settlement proceeds	—	—	—	—	(283)
Prepayment fee	—	—	—	—	104
Net income as adjusted before income taxes (3)	1,968	967	1,107	7,098	6,454
Provision for income tax on net income as adjusted (4)	482	237	376	1,739	2,194
Tax Cuts and Jobs Act of 2017 (5)	63	—	—	338	—
Total Provision for income tax	545	237	376	2,077	2,194
Net income as adjusted after income taxes (non-GAAP) (3)	$1,423	$730	$731	$5,021	$4,260
GAAP diluted earnings (loss) per share, net of tax	$0.10	$0.08	$(0.08)	$0.58	$0.46
Merger related costs, net of tax (1)	0.01	0.03	0.19	0.06	0.23
Branch closure costs, net of tax	—	—	0.03	—	0.12
Tax Cuts and Jobs Act of 2017 tax provision (5)	0.01	—	—	0.04	—
Settlement Proceeds	—	—	—	—	(0.03)
Prepayment fee	—	—	—	—	0.01
Net income as adjusted diluted earnings per share, net of tax (non-GAAP)	$0.12	$0.11	$0.14	$0.68	$0.79

Average diluted shares outstanding	10,950,980	6,461,760	5,629,363	7,335,247	5,378,548

(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense in the consolidated statement of operations and include costs of $118,000 in Q4 F2018 and $350,000 in fiscal 2018, which are nondeductible expenses for federal income tax purposes.
(2) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, other non-interest expense includes costs related to the valuation reduction of the Ridgeland branch office in the fourth quarter of fiscal 2017.
(3) Net income as adjusted is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.
(4) Provision for income tax on net income as adjusted is calculated at 24.5% for all quarters in fiscal 2018 and at 34% for all quarters in the prior fiscal year, which represents our federal statutory tax rate for each respective period presented.
(5) As a result of the Tax Cuts and Jobs Act of 2017, we recorded a one-time net tax provision of $275 and $63 in December 2017 and September 2018, respectively, totaling $338 in fiscal 2018. These tax entries are included in provision for income taxes expense in the consolidated statement of operations.

(6) Reconciliation of tangible book value:

Tangible book value per share at end of period	September 30, 2018	June 30, 2018	March 31, 2018	September 30, 2017
Total stockholders' equity	$135,847	$135,211	$73,509	$73,483
Less: Preferred stock	—	(61,289)	—	—
Less: Goodwill	(10,444)	(10,444)	(10,444)	(10,444)
Less: Intangible assets	(4,805)	(4,966)	(5,126)	(5,449)
Tangible common equity (non-GAAP)	$120,598	$58,512	$57,939	$57,590
Ending common shares outstanding	10,913,853	5,914,379	5,902,481	5,888,816
Tangible book value per share (non-GAAP)	$11.05	$9.89	$9.82	$9.78

(7) Reconciliation of tangible common equity as a percent of tangible assets:

Tangible common equity as a percent of tangible assets at end of period	September 30, 2018	June 30, 2018	March 31, 2018	September 30, 2017
Total stockholders' equity	$135,847	$135,211	$73,509	$73,483
Less: Preferred stock	—	(61,289)	—	—
Less: Goodwill	(10,444)	(10,444)	(10,444)	(10,444)
Less: Intangible assets	(4,805)	(4,966)	(5,126)	(5,449)
Tangible common equity (non-GAAP)	$120,598	$58,512	$57,939	$57,590
Total Assets	$975,409	$975,070	$940,383	$940,664
Less: Preferred stock	—	(61,289)	—	—
Less: Goodwill	(10,444)	(10,444)	(10,444)	(10,444)
Less: Intangible assets	(4,805)	(4,966)	(5,126)	(5,449)
Tangible Assets (non-GAAP)	$960,160	$898,371	$924,813	$924,771
Tangible common equity as a percent of tangible assets (non-GAAP)	12.56%	6.51%	6.26%	6.23%

Nonperforming Assets:

	September 30, 2018 and Three Months Ended	June 30, 2018 and Three Months Ended	September 30, 2018 and Twelve Months Ended	September 30, 2017 and Twelve Months Ended
Nonperforming assets:
Nonaccrual loans	$7,210	$6,627	$7,210	$7,452
Accruing loans past due 90 days or more	1,117	710	1,117	589
Total nonperforming loans (“NPLs”)	8,327	7,337	8,327	8,041
Other real estate owned ("OREO")	2,749	5,328	2,749	5,962
Other collateral owned	19	64	19	55
Total nonperforming assets (“NPAs”)	$11,095	$12,729	$11,095	$14,058
Troubled Debt Restructurings (“TDRs”)	$8,418	$8,210	$8,418	$5,851
Nonaccrual TDRs	$2,687	$2,349	$2,687	$621
Average outstanding loan balance	$754,442	$735,723	$735,602	$653,717
Loans, end of period	$759,247	$761,087	$759,247	$732,995
Total assets, end of period	$975,409	$975,070	$975,409	$940,664
Allowance for loan losses ("ALL"), at beginning of period	$6,458	$5,887	$5,942	$6,068
Loans charged off:
Residential real estate	(82)	(47)	(202)	(233)
Commercial/Agricultural real estate	—	(65)	(74)	(389)
Consumer non-real estate	(85)	(34)	(379)	(9)
Commercial/Agricultural non-real estate	(47)	(5)	(52)	—
Total loans charged off	(214)	(151)	(707)	(631)
Recoveries of loans previously charged off:
Residential real estate	28	34	80	14
Commercial/Agricultural real estate	—	—	—	—
Consumer non-real estate	25	26	121	171
Commercial/Agricultural non-real estate	1	12	12	1
Total recoveries of loans previously charged off:	54	72	213	186
Net loans charged off (“NCOs”)	(160)	(79)	(494)	(445)
Additions to ALL via provision for loan losses charged to operations	450	650	1,300	319
ALL, at end of period	$6,748	$6,458	$6,748	$5,942
Ratios:
ALL to NCOs (annualized)	1,054.38%	2,043.67%	1,365.99%	1,335.28%
NCOs (annualized) to average loans	0.08%	0.04%	0.07%	0.07%
ALL to total loans	0.89%	0.85%	0.89%	0.81%
NPLs to total loans	1.10%	0.96%	1.10%	1.10%
NPAs to total assets	1.14%	1.31%	1.14%	1.49%

Nonaccrual Loans Rollforward:

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Balance, beginning of period	$6,627	$6,642	$6,388	$7,452	$6,035
Additions	2,030	3,225	$901	287	514
Acquired nonaccrual loans	—	—	—	—	1,449
Charge-offs	(68)	(38)	(34)	(74)	(22)
Transfers to OREO	(400)	—	(334)	(52)	(163)
Return to accrual status	(93)	—	—	—	—
Payments received	(676)	(2,915)	(257)	(1,207)	(345)
Other, net	(210)	(287)	(22)	(18)	(16)
Balance, end of period	$7,210	$6,627	$6,642	$6,388	$7,452
Other Real Estate Owned Rollforward:

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Balance, beginning of period	$5,328	$7,015	$6,996	$5,962	$580
Loans transferred in	400	—	$334	52	163
Acquired OREO	—	—	—	—	5,343
Branch properties transferred in	—	—	—	1,444	250
Branch properties sales	(1,245)	—	—	—	—
Sales	(1,762)	(889)	(256)	(394)	(353)
Write-downs	(127)	(498)	(27)	(16)	(33)
Other, net	155	(300)	(32)	(52)	12
Balance, end of period	$2,749	$5,328	$7,015	$6,996	$5,962

Troubled Debt Restructurings in Accrual Status

	September 30, 2018		June 30, 2018		March 31, 2018		September 30, 2017
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings: Accrual Status
Residential real estate	34	$3,495	32	$3,580	28	$3,015	28	$3,084
Commercial/Agricultural real estate	14	1,646	14	1,662	12	2,414	8	1,890
Consumer non-real estate	14	109	15	122	16	146	17	168
Commercial/Agricultural non-real estate	3	481	3	496	3	517	2	88
Total loans	65	$5,731	64	$5,860	59	$6,092	55	$5,230

Loan Composition - Detail

To better help understand the Bank's loan trends, we have added the below table. The loan categories and amounts shown are the same as on the following page and are presented in a different format. The Community Banking loan portfolios reflect the Bank's strategy to grow its commercial banking business and consumer lending. The Legacy loan portfolios reflect the Bank's strategy to sell substantially all newly originated one to four family loans in the secondary market and the discontinuation of originated and purchased indirect paper loans, effective in the first quarter of fiscal 2017.

	September 30, 2018	June 30, 2018	September 30, 2017
Community Banking Loan Portfolios:
Commercial/Agricultural real estate:
Commercial real estate	$216,703	$208,526	$159,962
Agricultural real estate	70,517	70,881	68,002
Multi-family real estate	48,061	45,707	26,228
Construction and land development	17,739	15,258	19,708
Commercial/Agricultural non-real estate:
Commercial non-real estate	76,254	74,763	55,251
Agricultural non-real estate	26,549	26,366	23,873
Residential real estate:
Purchased HELOC loans	13,729	15,237	18,071
Consumer non-real estate:
Other consumer	18,844	19,063	20,668
Total Community Banking Loan Portfolios	488,396	475,801	391,763

Legacy Loan Portfolios:
Residential real estate:
One to four family	196,052	202,356	229,563
Consumer non-real estate:
Originated indirect paper	60,991	66,791	85,732
Purchased indirect paper	17,254	19,801	29,555
Total Legacy Loan Portfolios	274,297	288,948	344,850
Gross loans	$762,693	$764,749	$736,613

Loan Composition	September 30, 2018	June 30, 2018	September 30, 2017
Originated Loans:
Residential real estate:
One to four family	$122,797	$122,028	$132,380
Purchased HELOC loans	13,729	15,237	18,071
Commercial/Agricultural real estate:
Commercial real estate	168,319	156,760	97,155
Agricultural real estate	27,017	23,739	10,628
Multi-family real estate	44,767	42,360	24,486
Construction and land development	14,648	11,212	12,399
Consumer non-real estate:
Originated indirect paper	60,991	66,791	85,732
Purchased indirect paper	17,254	19,801	29,555
Other Consumer	15,959	15,549	14,496
Commercial/Agricultural non-real estate:
Commercial non-real estate	62,196	58,637	35,198
Agricultural non-real estate	17,514	16,792	12,493
Total originated loans	$565,191	$548,906	$472,593
Acquired Loans:
Residential real estate:
One to four family	$73,255	$80,328	$97,183
Commercial/Agricultural real estate:
Commercial real estate	48,384	51,766	62,807
Agricultural real estate	43,500	47,142	57,374
Multi-family real estate	3,294	3,347	1,742
Construction and land development	3,091	4,046	7,309
Consumer non-real estate:
Other Consumer	2,885	3,514	6,172
Commercial/Agricultural non-real estate:
Commercial non-real estate	14,058	16,126	20,053
Agricultural non-real estate	9,035	9,574	11,380
Total acquired loans	$197,502	$215,843	$264,020
Total Loans:
Residential real estate:
One to four family	$196,052	$202,356	$229,563
Purchased HELOC loans	13,729	15,237	18,071
Commercial/Agricultural real estate:
Commercial real estate	216,703	208,526	159,962
Agricultural real estate	70,517	70,881	68,002
Multi-family real estate	48,061	45,707	26,228
Construction and land development	17,739	15,258	19,708
Consumer non-real estate:
Originated indirect paper	60,991	66,791	85,732
Purchased indirect paper	17,254	19,801	29,555
Other Consumer	18,844	19,063	20,668
Commercial/Agricultural non-real estate:
Commercial non-real estate	76,254	74,763	55,251
Agricultural non-real estate	26,549	26,366	23,873
Gross loans	$762,693	$764,749	$736,613
Unearned net deferred fees and costs and loans in process	557	693	1,471
Unamortized discount on acquired loans	(4,003)	(4,355)	(5,089)
Total loans receivable	$759,247	$761,087	$732,995

Deposit Composition:

	September 30, 2018	June 30, 2018	September 30, 2017
Non-interest bearing demand deposits	$87,495	$82,135	$75,318
Interest bearing demand deposits	139,276	151,117	147,912
Savings accounts	97,329	98,427	102,756
Money market accounts	109,314	115,369	125,749
Certificate accounts	313,115	297,488	290,769
Total deposits	$746,529	$744,536	$742,504

Average balances, Interest Yields and Rates:

	Three months ended September 30, 2018			Three months ended June 30, 2018			Three months ended September 30, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$24,468	$117	1.90%	$19,203	$61	1.27%	$32,692	$71	0.86%
Loans receivable	754,442	9,414	4.95%	729,390	8,865	4.87%	621,530	7,194	4.59%
Interest bearing deposits	7,971	42	2.09%	8,418	44	2.10%	4,571	18	1.56%
Investment securities (1)	124,991	674	2.30%	124,715	701	2.44%	90,467	511	2.24%
Non-marketable equity securities, at cost	7,581	115	6.02%	8,158	99	4.87%	5,701	57	3.97%
Total interest earning assets (1)	$919,453	$10,362	4.49%	$889,884	$9,770	4.43%	$754,961	$7,851	4.13%
Average interest bearing liabilities:
Savings accounts	$93,551	$59	0.25%	$94,741	$53	0.22%	$72,476	$21	0.11%
Demand deposits	146,372	142	0.38%	150,666	129	0.34%	98,416	79	0.32%
Money market accounts	116,597	213	0.72%	115,625	196	0.68%	128,039	168	0.52%
CD’s	277,125	1,145	1.64%	271,311	959	1.42%	235,076	752	1.27%
IRA’s	33,029	100	1.20%	32,890	94	1.15%	31,302	75	0.95%
Total deposits	$666,674	$1,659	0.99%	$665,233	$1,431	0.86%	$565,309	$1,095	0.77%
FHLB advances and other borrowings	96,448	763	3.14%	114,498	859	3.01%	93,978	503	2.12%
Total interest bearing liabilities	$763,122	$2,422	1.26%	$779,731	$2,290	1.18%	$659,287	$1,598	0.96%
Net interest income		$7,940			$7,480			$6,253
Interest rate spread			3.23%			3.25%			3.17%
Net interest margin (1)			3.45%			3.40%			3.29%
Average interest earning assets to average interest bearing liabilities			1.20			1.14			1.15

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5% for the quarters ended September 30, 2018 and June 30, 2018. The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 34% for the quarter ended September 30, 2017. The FTE adjustment to net interest income included in the rate calculations totaled $51, $55 and $81 for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

	Twelve months ended September 30, 2018			Twelve months ended September 30, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$24,747	$308	1.24%	$19,368	$139	0.72%
Loans receivable	735,602	35,539	4.83%	568,670	25,826	4.54%
Interest bearing deposits	7,871	149	1.89%	1,922	29	1.51%
Investment securities (1)	116,517	2,508	2.33%	87,449	1,974	2.26%
Non-marketable equity securities, at cost	7,735	392	5.07%	5,136	205	3.99%
Total interest earning assets (1)	$892,472	$38,896	4.38%	$682,545	$28,173	4.13%
Average interest bearing liabilities:
Savings accounts	$94,854	$162	0.17%	$53,530	$67	0.13%
Demand deposits	149,282	475	0.32%	65,283	273	0.42%
Money market accounts	118,229	738	0.62%	126,487	555	0.44%
CD’s	269,749	3,807	1.41%	236,590	3,104	1.31%
IRA’s	33,668	361	1.07%	29,042	300	1.03%
Total deposits	$665,782	$5,543	0.83%	$510,932	$4,299	0.84%
FHLB advances and other borrowings	110,790	3,050	2.75%	82,781	1,311	1.58%
Total interest bearing liabilities	$776,572	$8,593	1.11%	$593,713	$5,610	0.94%
Net interest income		$30,303			$22,563
Interest rate spread			3.28%			3.19%
Net interest margin (1)			3.42%			3.31%
Average interest earning assets to average interest bearing liabilities			1.15			1.15

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 24.5% and 34% for the twelve months ended September 30, 2018 and September 30, 2017, respectively. The FTE adjustment to net interest income included in the rate calculations totaled $211 and $295 for the twelve months ended September 30, 2018 and 2017, respectively.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	September 30, 2018	June 30, 2018	September 30, 2017	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.1%	12.8%	13.2%	10.0%
Tier 1 capital (to risk weighted assets)	12.2%	11.9%	12.4%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.2%	11.9%	12.4%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.2%	9.3%	9.2%	5.0%